Exhibit 10.3

ALIBABA.COM CORPORATION

2005 SHARE OPTION PLAN

As adopted on June 1, 2005 and amended on October 7, 2005 and September 8, 2006

1. Purposes of the Plan.

The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be “Incentive Stock Options” or “Nonstatutory Stock Options,” as determined by the Administrator at the time of grant. Share Purchase Rights may also be granted under the Plan.

2. Definitions.

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b) “Board” means the Board of Directors of the Company.

(c) “Business” means any governmental unit, corporation, partnership, joint venture, trust, individual proprietorship, firm or other enterprise, which carries on activities for profit, and shall be deemed to include any affiliate of such Business.

(d) “Cause” means, with respect to the Participant, (i) the commission of an act of theft, embezzlement, fraud, dishonesty, ethical breach or other similar acts, or commission of a criminal offense, (ii) a material breach of any agreement or understanding between the Participant and the Company and any of its Subsidiaries including, without limitation, any applicable invention assignment, employment, non-competition, confidentiality or other similar agreement; (iii) misrepresentation or omission of any material fact in connection with his/her employment with or service as a Service Provider; (iv) a material failure to perform the customary duties as a Service Provider, to obey the reasonable directions of a supervisor or to abide by the policies or codes of conduct of the Company or its Subsidiaries; or (v) any conduct that is materially adverse to the name, reputation or interests of the Company or any of its Subsidiaries.

(e) “Code” means the United States Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(g) “Company” means Alibaba.com Corporation, a Cayman Islands company.

(h) “Competitor” means any Business that is engaged in or is about to become engaged in any activity of any nature that competes with a product, process, technique, procedure, device or service of the Company, its Parent or any of its Subsidiaries. For avoidance of doubt, a Business shall be deemed to be a Competitor if (i) more than US$5 million of its revenues are derived from the publication of supplier catalogues, supplier price information or supplier listings targeted at the trade buyer community, through paper, print, Internet or other forms of electronic media, or (ii) it operates a business-to-business or consumer e-commerce website, a search engine or a classified listing business.

(i) “Consultant” means any natural person who is engaged by the Company or a Subsidiary to render consulting or advisory services to the Company or a Subsidiary.

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Administrator.

(l) “Employee” means any person employed by the Company or any Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company and any of its Subsidiaries.

(m) “Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows:

(i) If the Ordinary Shares are listed on any established stock exchange or traded on a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for such Ordinary Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If depository receipts representing the Ordinary Shares are listed on any established stock exchange or traded on a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for such depository receipts (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, multiplied by the number of Ordinary Shares that are represented by such depository receipts;

(iii) If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Ordinary Shares on the last market trading day prior to the day determination; or

(iv) In the absence of an established market for the Ordinary Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(n) “Family Member” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q) “Option” means an option to purchase Ordinary Shares granted pursuant to the Plan.

(r) “Option Agreement” means a written agreement or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(s) “Ordinary Shares” means the Ordinary Shares of the Company, par value US$0.0001 per Ordinary Share.

(t) “Participant” means the holder of an outstanding Option or Share Purchase Right granted under the Plan.

(u) “Person” means any natural person, firm, partnership, association, corporation, limited liability company, joint venture, trust, business trust or other entity or organization.

(v) “Plan” means this Alibaba.com Corporation 2005 Share Option Plan.

(w) “Restricted Share Purchase Agreement” means an agreement for the sale and purchase of Shares from the Company to a Participant upon the exercise by such Participant of a Share Purchase Right granted by the Company under Section 11 of this Plan.

(x) “Service Provider” means an Employee, Director or Consultant.

(y) “Share” or “Shares” means the Ordinary Shares, as adjusted in accordance with Section 12 below.

(z) “Share Purchase Right” means a right to purchase Ordinary Shares pursuant to Section 11 below.

(aa) “Subsidiary” means any Person Controlled by the Company. “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person whether through the ownership of the voting securities of such Person or by contract or otherwise.

(bb) “Terminated for Cause” or “Termination for Cause” means, in the case of a Participant, (i) the termination of the Participant’s status as a Service Provider for Cause or (ii) the Participant’s voluntary resignation as a Service Provider if the Administrator determines at any time that, before or after the Participant’s resignation, the Company had Cause to terminate such Participant’s status as a Service Provider.

(cc) “U.S. Person” means such term as defined in Rule 902(k) of Title 17, Code of Federal Regulations, Section 230.901 through 230.905 (“Regulation S”), promulgated by the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

3. Shares Subject to the Plan.

(a) Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 32,480,568 Shares, plus that number of Shares authorized for issuance under the Company’s 1999 Share Option Plan (the “1999 Plan”) and the Company’s 2004 Share Option Plan (the “2004 Plan”), in an amount equal to (i) the number of Shares that were not granted under options or share purchase rights pursuant to the 1999 Plan or the 2004 Plan, plus (ii) the number of Shares that were granted under options or share purchase rights pursuant to the 1999 Plan or the 2004 Plan that have expired without having been exercised in full or have otherwise become unexercisable. There is no maximum number of shares with respect to which Options may be granted to any one Participant, in the aggregate, in any calendar year. The maximum number of Incentive Stock Options that may be granted to any individual is 4,000,000. The Shares are authorized but unissued Shares of the Company.

(b) If an Option or Share Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Share Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if the Company repurchases Shares pursuant to the Option Agreement or a Restricted Share Purchase Agreement, such Shares may become available for future grant under the Plan (to the extent permitted under applicable law).

4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with applicable laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

(i) to determine Fair Market Value;

(ii) to select the Service Providers to whom Options and Share Purchase Rights may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Option or Share Purchase Right granted hereunder (such terms and conditions to include, but not be limited to, the exercise price, the time or times when Options or Share Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Share Purchase Right or the Ordinary Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vi) to determine whether a Participant’s status as a Service Provider has been terminated for Cause and, if so, to determine the effective date of such termination (which it may determine to be the date of notice of resignation or the date of an act or omission by such Participant constituting Cause);

(vii) to determine whether a Business is a Competitor of the Company;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under the tax laws of any jurisdiction;

(ix) to allow the Participants to satisfy minimum withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Share Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by the Participants to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final, binding and conclusive for all purposes and upon all Participants.

5. Eligibility.

(a) Nonstatutory Stock Options and Share Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. For purposes of this Section 5(a), “Service Providers” shall include prospective Service Providers to whom Options or Share Purchase Rights are granted in connection with written offers of a service relationship with the Company or any of its Subsidiaries.

(b) An Option that is intended to be an Incentive Stock Option shall be so designated in the Option Agreement.

(c) Neither the Plan nor any Option or Share Purchase Right shall confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any of its Subsidiaries, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

(d) Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.

6. Term of Plan.

The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten years unless sooner terminated under Section 14 of the Plan.

7. Term of Option.

The term of each Option shall be stated in the Option Agreement; provided that the term shall be no more than ten years from the date of grant thereof.

8. Option Exercise Price and Consideration.

(a) The exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator; provided that, unless otherwise determined by the Administrator, such price shall be no less than the Fair Market Value on the date of grant; provided, however, that, in no circumstances shall the exercise price be less than the par value per Share.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, provided that arrangements have been made for the redemption of Shares so surrendered and the paying up in full of the par value of the Shares as required under applicable law, (5) consideration received by the Company under a broker-assisted or similar cashless exercise program implemented by the Company in connection with the Plan, (6) by such other consideration as may be approved by the Administrator from time to time to the extent permitted by applicable law or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9. Exercise of Option; Termination.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be exercised when the Company receives written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option and payment of the exercise price and any required withholding or similar taxes. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse or, in the case of Shares issued upon exercise of Share Purchase Rights or Nonstatutory Stock Options, in the name of Family Members. Until the Shares are issued (by entry in the Company’s register of members), no right to vote or receive dividends or any other rights as a Shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

(b) Joining a Competitor. If within 12 months of termination as a Service Provider, the Participant (i) becomes an officer, director, employee, consultant, advisor, partner of, or stockholder or other proprietor owning more than a five percent interest in, any Competitor, or (ii) knowingly performs any act which may confer any competitive benefit or advantage upon any Competitor, then (x) all unexercised Options, whether vested or unvested, shall be cancelled as of the date of such termination, and (y) all Shares purchased pursuant to the exercise of Options by such Participant shall be subject to repurchase by the Company at the original purchase price of such Shares. Any Shares covered by such cancelled Options, and any Shares repurchased at the original purchase price pursuant to this Section 9(b), shall revert to the Plan.

(c) Termination of Relationship as a Service Provider. If a Participant’s status as a Service Provider terminates, such Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, and except as provided in Sections 9(d), 9(e) and 9(f), the Option shall remain exercisable for three months following the Participant’s termination. Unless otherwise specified in the Option Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to his or her entire Option, the unvested portion of such Option shall be deemed cancelled and the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Disability of Participant. If a Participant’s status as a Service Provider terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination. Unless otherwise specified in the Option Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to his or her entire Option, the unvested portion of such Option shall be deemed cancelled and the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 12 months following the Participant’s death. Unless otherwise specified in the Option Agreement or otherwise determined by the Administrator, if, at the time of death, the Participant is not vested as to the entire Option, the unvested portion of such Option shall be deemed cancelled and the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(f) Termination for Cause. If a Participant is Terminated for Cause, all unexercised Options, whether vested or unvested, shall be cancelled as of the date of such termination, and all Shares purchased pursuant to the exercise of Options by such Participant shall be subject to repurchase by the Company at the original purchase price of such Shares. Any Shares covered by cancelled Options, and any Shares repurchased at the original purchase price pursuant to this Section 9(f), shall revert to the Plan.

10. Non-Transferability.

Options and Share Purchase Rights, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process; provided that (i) during a Participant’s lifetime, with the consent of the Administrator (on such terms and conditions as the Administrator determines appropriate) the Participant may transfer Nonstatutory Stock Options and Share Purchase Rights to his or her Family Members by gift or pursuant to domestic relations order in the settlement of marital property rights, and (ii) following a Participant’s death, Options and Share Purchase Rights may be transferred by will or by the laws of descent and distribution;

11. Share Purchase Rights.

(a) Rights to Purchase. Share Purchase Rights may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Share Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Share Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Share Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Share Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c) Other Provisions. The Restricted Share Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Share Purchase Right is exercised, the purchaser shall have rights equivalent to those of a Shareholder and shall be a Shareholder when his or her purchase is entered upon entry in the Company’s register of members or upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Share Purchase Right is exercised, except as provided in Section 12 of the Plan.

12. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option or Share Purchase Right, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options or Share Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Share Purchase Right, as well as the price per Share covered by each such outstanding Option or Share Purchase Right, shall be proportionally and equitably adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, amalgamation, spin-off, arrangement or consolidation, combination or reclassification of Ordinary Shares. Additionally, in the event of any other increase or decrease in the number of issued Shares effected without consideration by the Company, then the number of Shares covered by each outstanding Option or Share Purchase Right, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options or Share Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Share Purchase Right, as well as the price per Share covered by each such outstanding Option or Share Purchase Right may be adjusted for any increase or decrease in the number of issued Shares resulting therefrom. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The manner in which such adjustments under this Section 12(a) are to be accomplished shall be determined by the Board whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or Share Purchase Right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or Share Purchase Right until fifteen (15) days prior to such transaction as to all of the Shares covered thereby. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Share Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Share Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of (1) a merger, consolidation or reorganization of the Company with or into any other corporation or corporations as a result of which the Company is not the surviving corporation, or as a result of which the outstanding Shares are exchanged for or converted into cash or property or securities not of the Company (but excluding any transaction or series of transactions effected solely for the purpose of reincorporating the Company into another jurisdiction and any transaction(s) in which the shareholders of the Company immediately prior to such transaction(s) control, immediately after consummation of the transaction(s), more than 50% of the voting power of the surviving corporation), or (2) a sale of all or substantially all of the assets of the Company (collectively referred to as a “Change of Control”), each outstanding Option and Share Purchase Right may be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Share Purchase Right, the Participant shall fully vest in and have the right to exercise the Option or Share Purchase Right as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable, or the Administrator shall establish such other procedure for settlement and cancellation of such Option or Purchase Right as the Administrator determines appropriate. If an Option or Share Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control or the Administrator establishes another procedure for settlement and cancellation thereof, the Administrator shall notify the Participant in writing or electronically that the Option or Share Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Share Purchase Right shall terminate upon the expiration of such period, or the Administrator shall otherwise inform the Participant of such other procedures established for settlement and cancellation of the Option. For the purposes of this paragraph, the Option or Share Purchase Right shall be considered assumed if, following the Change of Control, the option or right confers the right to purchase or receive, for each Optioned Share subject to the Option or Share Purchase Right immediately prior to the Change of Control, the consideration (whether shares, cash, or other securities or property) received in the Change of Control by holders of Ordinary Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided that if such consideration received in the Change of Control is not solely ordinary shares of the successor corporation or its parent corporation, the consideration to be received upon the exercise of the Option or Share Purchase Right, for each Share subject to the Option or Share Purchase Right, to be solely ordinary shares of the successor corporation or its parent corporation equal in fair market value to the per share consideration received by holders of Ordinary Shares in the Change of Control (as determined by the Board).

13. Time of Granting Options and Share Purchase Rights.

The date of grant of an Option or Share Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Share Purchase Right, or such other future date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Share Purchase Right is so granted within a reasonable time after the date of such grant.

14. Amendment and Termination of the Plan.

(a) Effective Date; Term of Plan. This Plan shall become effective as determined by the Board of Directors, but no Options granted under this Plan shall be exercised and the Company’s right to repurchase Shares pursuant to a Restricted Share Purchase Agreement shall not lapse unless and until this Plan has been approved by the shareholders of the Company, which approval shall be within 12 months before or after the date this Plan is adopted by the Board of Directors. This Plan shall continue in effect for a term of ten years unless sooner terminated under this Section 14.

(b) Amendment and Termination. The Board of Directors in its sole discretion may terminate this Plan at any time. The Board of Directors may amend this Plan at any time in such respects as the Board of Directors may deem advisable; provided, that any change in the aggregate number of Shares that may be issued under this Plan, other than in connection with an adjustment under Section 12 of this Plan, shall require approval of the holders of a majority of the outstanding Shares entitled to vote.

(c) Effect of Termination. Except as otherwise provided in Section 12, any amendment or termination of this Plan shall not affect Options or Share Purchase Rights previously granted and such Options and Share Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company.

15. Certain Securities Law Matters.

The Company intends that as long as it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, all grants of Options and Share Purchase Rights and Shares issuable upon exercise of any Option shall be exempt from registration under the provisions of Section 5 of the Securities Act of 1933, as amended, and this Plan shall be administered in such a manner so as to preserve such exemption. The Company intends for this Plan to constitute a written compensatory benefit plan within the meaning of Rule 701(b) of Title 17, Code of Federal Regulations, Section 230.701 (“Rule 701”), promulgated by the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. Unless otherwise designated by the Administrator at the time an Option is granted, all Options granted under this Plan by the Company, and the issuance of any Shares upon exercise thereof, are intended to be granted to (i) U.S. Persons in reliance on Rule 701 or (ii) persons other than U.S. Persons in compliance with Regulation S or otherwise be exempt from registration.

16. Governing Law.

This Plan shall be governed by the laws of the Cayman Islands.